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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 22, 2000 included in this Form 10-K, into American Biogenetic Sciences, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-35992, 33-39683, 33-51240, 33-65416, 333-09473, 333-59351 and 333-93071), and
previously filed Registration Statements on Form S-3 (File Nos. 333-13615, 333-13619, 333-13623, 333- 14447, 333-59345, 333-60117 and 333-69735).



                                                      /s/ Arthur Andersen LLP


Melville, New York
March 29, 2000